UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2005 (August 2, 2005)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On August 2, 2005, Genesco Inc. announced plans for members of its management to make a presentation on the Company at the WSA Shoe Show at 7:35 a.m. Pacific Time on Thursday, August 4, 2005. A live audio feed of the presentation will be accessible on the Internet through the Company’s website at www.genesco.com. The Company also reaffirmed previously announced earnings guidance for the second quarter ended July 30, 2005, and for the fiscal year ending January 28, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 7.01. REGULATION FD DISCLOSURE.
On August 2, 2005, Genesco Inc. announced plans for members of its management to make a presentation on the Company at the WSA Shoe Show at 7:35 a.m. Pacific Time on Thursday, August 4, 2005. A live audio feed of the presentation will be accessible on the Internet through the Company’s website at www.genesco.com. The Company also reaffirmed previously announced earnings guidance for the second quarter ended July 30, 2005, and for the fiscal year ending January 28, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated August 2, 2005, issued by Genesco Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: August 2, 2005	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated August 2, 2005

4